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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

         Subsidiaries of the Company as of September 19, 1996, are as follows:

                                                                  State of                      Percentage of Voting
              Name of Company                                  Incorporation                     Securities Owned
- ---------------------------------------------------    -----------------------------        -------------------------

Mississippi Phosphates Corporation                               Delaware                              100%

NSI Land Corporation                                             Delaware                              100%

Mississippi Chemical Management Company                          Delaware                              100%

MISS SUB, INC.                                                   Mississippi                           100%

Mississippi Potash, Inc.                                         Mississippi                           100%

Eddy Potash, Inc.                                                Mississippi                           100%
 (a subsidiary of Mississippi Potash, Inc.)

New Mexico Potash Corporation                                    Mississippi                           100%
 (a subsidiary of Mississippi Potash, Inc.)